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                                                                   EXHIBIT 10.15

                             NOTE PURCHASE AGREEMENT

         AGREEMENT made as of September 30, 2002 among Bostrom Holding Inc., a Delaware corporation (the "Company"), Baird Capital Partners II Limited Partnership, BCP II Affiliates Fund Limited Partnership, Baird Capital Partners III Limited Partnership, BCP III Special Affiliates Limited Partnership, BCP III Affiliates Fund Limited Partnership, Norwest Equity Partners VII, LP and Hidden Creek Industries (the foregoing Persons other than the Company being collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated, capitalized terms used herein are defined in paragraph 8 hereof.

         The Purchasers and the Company are entering into this Agreement for the purpose of providing financing to the Company.

         The parties hereto agree as follows:

         1. Authorization of the Notes. The Company will authorize the issuance and sale to the Purchasers of Subordinated Promissory Notes in the aggregate principal amount of up to $2,500,000 substantially in the form attached hereto as Exhibit A (the "Notes").

         2. Closing of Purchase and Sale.

         2A. Purchase and Sale of the Notes. At the Closing, the Company will sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser will purchase from the Company the principal amount of Notes as set forth opposite such Purchaser's name on the "Schedule of Purchasers" attached hereto at a price as set forth opposite such Purchaser's name on the Schedule of Purchasers.

         2B. The Closing. The closing of the separate purchases and sales of the Notes to the Purchasers (the "Closing") will take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 10:00 a.m. on September 30, 2002 or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company will deliver to each Purchaser the Note to be purchased by such Purchaser at the Closing, in such Purchaser's name or the name of such Purchaser's nominee, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds, in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

         3. Conditions of Each Purchaser's Obligation. The obligation of each Purchaser to purchase and pay for the Note at the Closing, as the case may be, is subject to the satisfaction as of the Closing of the following conditions:

         3A. Consents. The Company will have provided each Purchaser (A) certified copies of the (i) resolutions duly adopted by the Company's board of directors authorizing the transactions contemplated herein, (ii) Company's organizational documents and (iii) a certificate of good standing of the Company certified as of a recent date by the Secretary of State of the


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State of Delaware and (B) a fully-executed copy of a waiver and consent to the transactions contemplated herein from the lenders under that certain Credit Agreement, dated as of March 31, 2000, among the Company, CVCS Holdings, Inc., the Lenders party thereto and Bank of America, N.A., as administrative agent, in form and substance satisfactory to the Purchasers.

         3B. Sale of Notes to Each Purchaser. The Company will have sold to each Purchaser the Note to be purchased by it hereunder at the Closing and will have received payment therefor in full.

         3C. Waiver. Any condition specified in this paragraph 3 may be waived if consented to by each Purchaser; provided that no such waiver will be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

         4. Covenants Compliance with Agreements. The Company will perform and observe all of its obligations to each holder of the Notes set forth herein and in the Notes.

         5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Notes, the Company hereby represents and warrants that:

         5A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         5B. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Notes and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Notes and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by the equitable remedies of specific performance, other equitable remedies or laws governing creditors' rights generally. The execution and delivery by the Company of this Agreement, the Notes and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Notes hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of the Company, or, to the best of the Company's knowledge, any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.


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         5C. No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

         5D. Financial Statements. Attached hereto as the Financial Statements
Schedule is the unaudited balance sheet of the Company as of June 30, 2002 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) from January 1, 2002 through June 30, 2002. Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with the generally accepted accounting principles, consistently applied.

         6. Representations, Warranties and Covenants of the Purchasers. As a material inducement to the Company to enter into this Agreement and sell the Notes, each of the Purchasers, severally and not jointly, represents, warrants and covenants that:

         6A. Future Disposition. The Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Notes, except in compliance with the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder.

         6B. Power and Authority. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement and the agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and such other agreements each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by the equitable remedies of specific performance, other equitable remedies or laws governing creditors' rights generally. The consummation of the transactions contemplated by this Agreement and such other agreements is permitted under the governing documents of the Purchaser (if any) and any laws, regulations or other restrictions applicable to investments made by the Purchaser.

         6C. Purchaser's Investment Representations. Each Purchaser hereby represents that it is an "accredited investor" as such term is defined in Regulation D of the Securities Act, it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of paragraph 7 hereof. Each certificate for Restricted Securities will be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate were originally issued on September ____, 2002, and have not been registered under the Securities Act of 1933, as amended. The transfer of the



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         securities represented by this certificate is subject to the conditions specified in the Note Purchase Agreement, dated as
         of September   , 2002 between the issuer (the "Company") and
         certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge."

         7. Transfer of Restricted Securities.

         (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

         (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 7(i)(a) or (b) above), the holder thereof will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 6C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 6C.

         8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Restricted Securities" means the Notes issued hereunder and any Notes issued in exchange or substitution therefore. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 6C have been delivered by the Company in accordance with paragraph 7(ii). Whenever any particular securities cease to be Restricted


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Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 6C.

         "Securities Act" means the Securities Act of 1933, as amended or any similar federal law then in force.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         9. Miscellaneous.

         9A. Remedies. Each holder of the Notes will have all rights and remedies set forth in this Agreement or in the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         9B. Expenses. The Company shall pay the reasonable fees and expenses incurred by the Purchasers in connection with the consummation of the transactions contemplated hereby up to a maximum amount of $5,000.

         9C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of more than 50% of the outstanding principal amount of the Notes. No other course of dealing between the Company and the holder of any portion of the Note or any delay in exercising any rights hereunder or under the Notes will operate as a waiver of any rights of any such holders. If the Company pays any consideration to any holder of any portion of the Note for such holder's consent to any amendment, modification or waiver hereunder, the Company will also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis. Notwithstanding any other provision of this Agreement to the contrary, all amendments to this Agreement which the Company may propose or with respect to which the Company may be requested to consent must be authorized by a majority of the members of the Company's board of directors before becoming effective and binding upon the Company.

         9D. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a


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purchaser or holder of Notes are also for the benefit of, and enforceable by, any subsequent holder of such Notes.

         9E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         9F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         9G. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         9H. Governing Law. All issues concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

         9I. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by reputable overnight courier service (charges prepaid) or personally delivered (in which case it will be deemed received when so delivered) or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient (in which case it will be deemed received on the next business day following the date on which so sent). Such notices, demands and other communications will be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                            c/o Hidden Creek Industries
                            4508 IDS Center
                            Minneapolis, MN 55402
                            Attention: Dan Moorse
                            Telephone: (612) 766-9132
                            Telecopy: (612) 332-2012

                            With a copy to:

                            Kirkland & Ellis
                            200 E. Randolph
                            Chicago, Illinois 60601
                            Attention: John A. Schoenfeld, Esq.
                            Telephone: (312) 861-2000
                            Telecopy: (312) 861-2200


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or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         9J. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Notes pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

         9K. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                      *****


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                  BOSTROM HOLDING INC., a Delaware corporation

                                  By:   /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                  Its:  Vice President and Assistant Secretary
                                       -----------------------------------------

                                  PURCHASERS:

                                  Baird Capital Partners II Limited Partnership

                                  By: Baird Capital Partners Management Company LLC

                                  Its: General Partner

                                  By:   /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                  Its: Partner


                                  BCP II Affiliates Fund Limited Partnership

                                  By: Baird Capital Partners Management Company LLC

                                  Its: General Partner

                                  By:   /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                  Its: Partner



                                  Baird Capital Partners III Limited Partnership

                                  By: Baird Capital Partners Management Company III, LLC

                                  Its: General Partner

                                  By:   /s/ C. Andrew Brickman
                                      ------------------------------------------
                                  Its: Partner

BCP III Special Affiliates Limited Partnership

By:  Baird Capital Partners Management Company
     III, LLC

Its: General Partner

By:  /s/ C. Andrew Brickman
     -----------------------------------------
Its: Partner



BCP III Affiliates Fund Limited Partnership

By:  Baird Capital Partners Management Company
     III, LLC

Its: General Partner

By:  /s/ C. Andrew Brickman
     -----------------------------------------
Its: Partner



Norwest Equity Partners VII, LP

By:  Itasca LBO Partners VII, LLP

Its: General Partner

By:  /s/ [ILLEGIBLE]
     -----------------------------------------
Its: Partner



Hidden Creek Industries

By:  /s/ [ILLEGIBLE]
     -----------------------------------------
Its:
     -----------------------------------------